UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2008 (February 28, 2008)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations    212-836-2674

Office of the Secretary            212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 29, 2008, Alcoa Inc. (“Alcoa”) paid a discretionary cash bonus of $375,000 to Paul D. Thomas, Executive Vice President – Alcoa and Group President, Alcoa Packaging and Consumer Products, in recognition of the successful completion of the sale of Alcoa’s Packaging and Consumer businesses to Rank Group Limited on that date. As previously reported, Mr. Thomas is joining Rank Group Limited effective upon the closing to continue his work in the packaging industry.

Item 8.01.	Other Events.

On February 29, 2008, Alcoa announced that it had completed the sale of its Packaging and Consumer businesses to New Zealand’s Rank Group Limited. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

* * * * *

On February 28, 2008, Alcoa issued the following statement:

“A lawsuit was filed in federal court last evening by Alba against a group of parties, including Alcoa. The suit alleges improprieties in the awarding of alumina contracts in Bahrain over the past 15 years.

We have not had the opportunity to review these allegations and obviously will do so, consistent with our ongoing ethics and compliance activities. However, we are completely unaware of any wrongdoing by Alcoa or its employees.

We take this matter very seriously. Alba is a 30-year customer. As background we were contacted by Alba representatives and given two weeks to investigate the allegations and settle the matter, which is obviously not enough time to do any serious work.

In that time frame we did a fast review and have not found anything that deviates from our Values-based practices. We offered to Alba to run a full review of our business relations in an open and fair way. Obviously, they chose, for their own reasons, to immediately file a lawsuit. Alcoa intends to vigorously defend itself in this matter.

Alcoa has a strong commitment to compliance with the laws of the jurisdictions in which it operates and does not tolerate improper conduct by any of its employees or the parties with which it contracts.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa press release dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Name:	Lawrence R. Purtell
Title:	Executive Vice President and General Counsel

Date: March 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa press release dated February 29, 2008.

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